EXHIBIT 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this agreement, as it may be amended, restated, extended or replaced, the “Agreement”) is dated as of March 15, 2020, and made effective as of February 1, 2020 (the “Effective Date”), and is by and among (1) Midwest Miracle Hills, LLC, (2) Midwest Woodbridge, LLC, (3) Midwest Ames, LLC, (4) Midwest Prestwick, LLC, (5) Midwest Village of Columbus, LLC, (6) Midwest Windermere, LLC, (7) Midwest 108th & Q, LLC, (8) Midwest Van Dorn, LLC, ((1) through (8) collectively "Landlord #1"); (9) HCRI Texas Properties, Ltd., (10) 402 South Colonial Drive, LLC, (11) 311 E. Hawkins Parkway, LLC, (12) 2281 Country Club Drive, LLC, (13) 5902 North Street, LLC, (14) 750 North Collegiate Drive, LLC, (15) 1011 E. Pecan Grove Road, LLC, (16) 5550 Old Jacksonville Highway, LLC, (17) 1329 Brown Street, LLC, (18) 1818 Martin Drive, LLC, ((9) through (18) collectively "Landlord #2"); and (19) 901 Florsheim Drive, LLC, (20) 504 North River Road, LLC, (21) 6949 Main Street, LLC and (22) 41 Springfield Avenue, LLC ((19) through (22) collectively "Landlord #3"), each of (1) through (22) a Delaware limited liability company except in the case of HCRI Texas Properties, Ltd., a Texas limited partnership (Landlord #1, Landlord #2 and Landlord #3 together with its and their respective successors and assigns, individually and collectively, “Landlord”); (23) Capital Midwest, LLC ("Tenant #1"), (24) Capital Texas S, LLC ("Tenant #2") and (25) Capital Spring Meadows, LLC ("Tenant #3"), each of Tenant #1, Tenant #2 and Tenant #3 a Delaware limited liability company (Tenant #1, Tenant #2 and Tenant #3 together with its and their permitted successors and assigns and any other person or entity that becomes a Tenant under the Master Lease, individually and collectively, “Tenant”); and (26) Capital Senior Living Properties, Inc., a Texas corporation (“Guarantor”).

RECITALS

Landlord #1 and Tenant #1 are parties to that certain Second Amended and Restated Master Lease Agreement (Master Lease #1) dated effective as of December 1, 2014, Landlord #2 and Tenant #2 were parties to that certain Master Lease Agreement (Master Lease #2) dated effective as of September 10, 2010 and Landlord #3 and Tenant #3 are parties to that certain Master Lease Agreement (Master Lease #3) dated effective as of April 8, 2011 (such Master Leases together with all amendments, individually or collectively, the "Master Lease"); and

Tenant’s obligations under the Master Lease are guaranteed by Guarantor pursuant to the terms of those three certain documents titled “Unconditional and Continuing Lease Guaranty”, dated December 1, 2014, September 10, 2010 and April 8, 2011, respectively (as the same may have been modified or amended, individually or collectively, the “Lease Guaranty”); and

Tenant has informed Landlord that it is unable to pay, in full and in a timely manner, its Rent payments under the Master Lease and has requested payment relief from Landlord. Landlord has informed Tenant that, on account of the nonpayment of Rent and resulting Events of Default under the Master Lease, Landlord expects to incur significant damages; and

Landlord is willing to forbear from the exercise of certain remedies under the Master Lease pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

Recitals; Capitalized Terms; Conflict.  Tenant hereby acknowledges and agrees that the recitals to this Agreement are true and correct, and the same are hereby incorporated into this Agreement.  All capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Master Lease.  In the event of any conflict between the terms of this Agreement and the terms of the Master Lease, the terms of this Agreement shall govern and control.

Forbearance Through the Final Release Date. Landlord agrees that, effective from the Effective Date through the earlier to occur of (i) the Final Release Date (as defined below) and (ii) the occurrence of a Forbearance Default (as defined below) (the “Forbearance Period”), Landlord will forbear from exercising any remedies that would otherwise be available to Landlord under Article 8 of the Master Lease.

The occurrence of one or more of the following shall constitute a “Forbearance Default”:

Tenant shall fail to abide by or observe any term, condition, covenant or other provision contained in this Agreement;

An “Event of Default” or an uncured default shall occur under the Master Lease, the Lease Guaranty or any document related to or executed in connection with this Agreement or the Master Lease (other than the failure to pay full Base Rent or to comply with the financial covenants in Section 15.7 of the Master Lease, provided that Tenant is in compliance with Section 5 below and continues to operate the Facilities consistent with past practice and provide a high quality of care for residents);

Tenant or Guarantor shall cease to exist or revoke or purport to terminate its liability under any of the Master Lease or this Agreement, or challenge the validity or enforceability of any of such agreements or deny any further liability or obligation thereunder;

Tenant or any of its Affiliates shall become subject to a voluntary or involuntary bankruptcy, receivership, foreclosure or other creditors rights proceedings or Tenant or Guarantor shall fail to pay its debts as they become due, or admits in writing (other than a writing solely to Landlord or any of its Affiliates) its inability to pay its debts generally, or makes an assignment of all or substantially all of its property for the benefit of creditors;

Tenant or Guarantor or any of their respective creditors shall commence a case, proceeding or other action against Landlord relating to any of the Master Lease, this Agreement or the Lease Guaranty or any action or omission by Landlord or its agents in connection with any of the foregoing;

Tenant shall take an action that Landlord reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Tenant of its obligations;

Any default by Tenant or any Affiliate of Tenant shall occur under the terms of (i) any Material Lease or (ii) any Material Financing that (A) continues beyond any applicable grace or cure periods and (B) with respect to which the counterparty exercises remedies other than applying security deposits and/or escrows. “Material Lease” shall mean any lease to which Tenant or a Tenant Affiliate is a party where Ventas (as defined below) or Healthpeak (as defined below) is the landlord. “Material Financing” shall mean any obligation of Tenant or any Affiliate of Tenant (including Guarantor) for borrowed money having a principal balance of $1,000,000 or more in the aggregate including any instrument under which any such obligation is created or secured;

Failure of the Other Landlords Rent Condition (defined below) for any calendar month.

Surrender of Letters of Credit. Effective as of the date hereof and notwithstanding anything in the Master Lease to the contrary, the Letters of Credit held by Landlord pursuant to Article 20 of the Master Lease (the “LCs”) may be drawn by Landlord and the proceeds from such draw are and are deemed to be  the property of Landlord, fully earned by Landlord and non-refundable. The draw of the LCs and the application of the proceeds thereof contemplated by this Section 3 shall not reduce or modify Tenant’s obligations under the Master Lease in any respect, including, but not limited to, Tenant’s obligations to pay Impositions and insurance premiums and to make the escrow deposits required by Articles 3 and 4 of the Master Lease from and after April 1, 2020. For greater clarity, the application of proceeds of the drawn LCs under Section 5 hereof does not in any way limit the provisions of this Section 3.

Landlord’s Termination Right. At any time and from time to time from and after the Effective Date, Landlord, pursuant to a transition plan approved by Landlord after consultation with Tenant, may elect to terminate the Master Lease as to any one or more, or all, of the Facilities by written notice to Tenant delivered no later than the date that is 30 days prior to the effective date of termination, which effective date of termination may not be later than December 31, 2020 (a “Termination Notice”); provided however, that if the Termination Notice involves more than seven (7) Facilities, such notice shall be given no later than the date that is sixty (60) days prior to the Effective Date of termination. Any such Termination Notice shall indicate whether Landlord elects (i) for Tenant or an Affiliate of Tenant reasonably acceptable to Landlord (“CSL Manager”) to manage the applicable Facility(ies) after the effective date of termination (a “Management Election”) or (ii) to transition the applicable Facility(ies) (a “Transition Election”) to a new operator (a “Successor Operator”). Upon any such termination, whether pursuant to a Management Election or a Transition Election, the applicable Facility shall be deleted from the Master Lease. If, as of December 1, 2020, Landlord has not delivered a Termination Notice for any given Facility(ies), then, with respect to such Facility(ies), Landlord will be deemed to have delivered a Termination Notice making a Management Election for such Facility(ies) with an effective date of termination of December 31, 2020. Landlord and Tenant acknowledge and agree that the Base Rent allocable to each Facility as of the date hereof is as listed on Schedule 4A attached hereto.

If Landlord makes a Management Election, Tenant would effect an operational transfer to Landlord or Landlord’s affiliate pursuant to the terms of Section 15.9 of the Master Lease (and any other applicable provision of the Master Lease), provided, however that Tenant shall, or shall cause the CSL Manager to, upon the effective date of termination of the applicable Facility(ies), enter into a property management agreement with Landlord with respect to the applicable Facility(ies) on market terms and in form prepared by Landlord in its reasonable judgment, which management agreement shall, in any event:

Have an initial term expiring on the date that the Master Lease would have expired for the applicable Facility(ies) or such shorter term as Landlord may specific;

Provide for a management fee equal to 5% of the gross revenues of the applicable Facility(ies);

Be terminable at any time by Landlord for any or no reason on at least 30 days’ prior written notice; and

Include transition obligations substantially equivalent to the transition obligations of Tenant under the Master Lease, as supplemented by this Agreement.

If Landlord makes a Transition Election, Tenant shall effect an operational transfer of the applicable Facility(ies) to the Successor Operator(s) designated by Landlord pursuant to  Section 15.9 of the Master Lease (and any other applicable provision of the Master Lease), which will include:

If licenses, permits or certificates held in Tenant’s name cannot be transferred, or cannot be transferred immediately, to Successor Operator, then Tenant shall, at Landlord’s request, enter into an interim management arrangement or another so called “bridging” arrangement in form and substance reasonably acceptable to Landlord and Successor Operator, which will lawfully permit Successor Operator to continue to operate the Facility, and engage in the normal activities of the Facility, under Tenant’s license, permit or certificate, as applicable, until the earliest of completion of such license, permit and certificate transfers, issuance of replacement licenses, permits and certificates.  Under the interim management agreement or bridging arrangements, Successor Operator will be entitled to all revenues but also bear all obligations and expenses, both operating and capital, and including all rent obligations, during the effectiveness of any such agreement.

Tenant shall, for each Facility, enter into (and perform its obligations under) an operations transfer agreement (in the form required under Section 4.3.2), with Successor Operator providing for an orderly transfer and transition of the business operations, operational assets and employees to Successor Operator, in each case, for nominal or no consideration.  Such operations transfer agreement shall provide for customary indemnities and prorations and other payments of operating revenues and expenses between Tenant and Successor Operator, all of which Tenant agrees to pay or satisfy if and when required under the terms of such agreement provided that a reconciliation process and timeframes for such payment are included in such agreement.  Provisions regarding prorations under such operations transfer agreement shall generally provide that revenues and expenses of the Facility attributable to the period prior to the transition date or “closing” date under such operations transfer agreement (the “OTA Closing Date”) shall be for the account of Tenant and that revenues and expenses of the Facility attributable to the period from and after the OTA Closing Date shall be for the account of Successor Operator.

Tenant and its Affiliates shall agree to customary provisions regarding the non-solicitation/non-hire of employees and customers of the Facilities for a period of two years following the final transition to Successor Operator.

At the option of Landlord, Tenant shall, at its sole cost and expense, procure a two year “tail” policy providing for commercial general and professional liability insurance (if such coverage prior to closing was obtained under a claims made insurance policy) meeting the requirements of the Master Lease for such insurance, naming Landlord, Successor Operator, and/or Landlord’s other designees as additional insureds.

4.3.1 Tenant shall not initiate, prompt or solicit the removal or transfer of the executive director,  or the sales director of any Facility to another facility, save and except for any removals or transfers arising in connection with any wrongful or egregious acts or omissions, performance that is below acceptable standards, or violations of Tenant’s policies and procedures.  With respect to any persons who are or who become owners, officers, directors, or employees of any Successor Operator or who are involved with any Successor Operator in any manner (or who otherwise work at any Facilities transitioned as contemplated hereunder), Tenant and its Affiliates hereby for the benefit of Landlord waive and will not enforce or seek enforcement of any non-competition provision in any non-competition or similar agreement in effect between Tenant and or its Affiliates and such persons. For greater clarity, as between Landlord and Tenant, neither Tenant nor its Affiliates shall have any obligation to make payments to such persons under any employment, separation, or similar agreement if such person is involved with any Successor Operator as provided in the preceding sentence.

4.3.2Within 45 days after the Effective Date, Tenant shall agree to a general form of operations transfer agreement on the Landlord’s approved form (and such form shall then be used for all transitions contemplated hereunder, subject to usual and customary changes requested by operators, and subject to deal specific changes applicable to the facility in question).

4.3.3Tenant and its Affiliates may sell or transfer, directly or indirectly  those properties owned by an Affiliate of Tenant whose direct or indirect parent is Capital Senior Living Properties, Inc. (“CSLP”) (collectively, “Sales”), subject to the provisions of this Section 4.3.3.  No Sales shall be permitted to Affiliates of Tenant other than whose direct or indirect parent is CSLP.  If the net proceeds (after transaction costs and repayment of secured debt) in the aggregate of all Sales exceed $30,000,000.00, then such excess over $30,000,000.00 shall be paid by Tenant as prepaid rent on a pro rata basis to Ventas and Welltower within three days after such sale, such pro rata basis to be determined in accordance with the modified Base Rent of Facilities still owned by Ventas or Welltower and not yet transitioned. Regardless of the amount of net proceeds of Sales, no net proceeds of Sales shall be distributed to any shareholders of the public company.  Net proceeds of Sales are available for operations in the normal course of business, including the scheduled payments of principal and interest on debt of Tenant and any affiliates, regardless of whether CSLP is the direct or indirect parent; however, the net proceeds of Sales may not be used for unscheduled prepayments of debt.  No FF&E or vehicles or other equipment or materials used in connection with any Facility (i.e., covered by the Master Lease) shall be moved (other than replacements of obsolete items in the ordinary course), sold or encumbered.

4.3.4Landlord shall have the right, and Tenant shall immediately arrange for Landlord to be able to exercise the right, to pull Base Rent owed under the Master Lease (as modified hereby) via ACH transfer from the rent deposit account owned by Tenant.

Holdover and Forbearance Period Covenants.  During the Forbearance Period, other than as expressly set forth herein, Tenant shall continue to have, and be required to observe, all of the provisions of the Master Lease.  Notwithstanding the foregoing, (a) during the Forbearance Period, Tenant shall not be required to comply with the financial covenants in Sections 15.7 of the Master Lease; and (b) (i) with respect to Facilities which have not yet been transitioned in accordance with the terms of this Agreement, Tenant’s obligation in respect of Base Rent during the Forbearance Period shall, for the period from the Effective Date through December 31, 2020, be payable as required under the Master Lease by (x) Tenant paying a monthly ‘current pay’ amount equal to 79.2% of the Base Rent that would otherwise be due pursuant to the terms of the Master Lease, as set forth on Schedule 4B plus (y) Landlord applying from the drawn LCs an amount equal to 20.8% of the Base Rent that would otherwise be due pursuant to the terms of the Master Lease and (ii) with respect to Facilities which have been transitioned in accordance with the terms of this Agreement, Tenant’s obligation in respect of Base Rent during the Forbearance Period shall nonetheless continue through December 31, 2020 in the following amount for each Facility: (x)  79.2% of the Base Rent that would otherwise be due for such Facility pursuant to the terms of the Master Lease, as set forth on Schedule 4B, less (y) the lower of the 4Q19 Amount for such Facility and the T3 Amount for such Facility. “4Q19 Amount” means the amount set forth on Schedule 4C for each Facility (representing 1/3 of the EBITDAR for each Facility for the period October 1, 2019-December 31, 2019). “T3 Amount” means the average monthly EBITDAR for the Facility in question for the last full three months immediately preceding the transition. No later than one (1) business day after the date hereof, Tenant shall pay to Landlord an amount equal to $2,201,761, being the amount due pursuant to the terms of this Section 5 for February 2020 and March 2020, by automatic debit and transfer to Landlord from Tenant’s bank account. All further Base Rent amounts payable under this Section 5 for the period through and including December 2020 shall be paid no later than the third calendar day of each calendar month.

Capital Expenditures.  During the Forbearance Period, (i) Tenant shall have no obligation to fund any amounts into a reserve account for Qualified Capital Expenditures, whether or not the Qualified Capital Expenditures made and reported by Tenant for a given Lease Year are less than the Minimum Capital Expenditures Amount and (ii) Landlord shall reimburse Tenant for Qualified Capital Expenditures made by Tenant up to an aggregate amount of $1,000 per Unit for the Lease Year of calendar 2020, and also reimburse Tenant for the special project shown on Schedule 6 upon written request by Tenant therefor, accompanied by a report summarizing and describing in reasonable detail all of the Qualified Capital Expenditures for which such reimbursement is sought, on both an aggregate basis and broken down by Facility, and such receipts and other information as Landlord may reasonably require, provided, however, that Landlord and Tenant may in their respective sole discretions agree on the execution, completion, and reimbursement for other Qualified Capital Expenditure projects that will exceed the $1000 per Unit amount. The aggregate maximum amount of the foregoing reimbursement requirement shall be equitably prorated for any Facility(ies) that are subject to the Master Lease for less than the full Lease Year 2020 (e.g., due to the effect of a Management Election or Transition Election). In the event of a Forbearance Default, all amounts reimbursed by Landlord to Tenant pursuant to this Section 6 up to the total Minimum Capital Expenditures Amount that would otherwise have accrued for the applicable period shall become immediately due and payable by Tenant as Additional Rent. Tenant agrees that except as provided in this Section 6, Landlord has, and shall have, no reimbursement obligations to Tenant with respect to any capital expenditures undertaken by Tenant.

Reporting.

On each Wednesday for so long as Tenant continues to operate any Facility, Tenant shall deliver to Landlord, or its designees, (a) weekly occupancy data; (b) weekly move-out data; (c) weekly sales funnel data; and within five (5) days after the end of a month (d) monthly rent rolls for each Facility, in each case in forms reasonably acceptable to Landlord.

No later than the 5th day of each month (provided, however, the first officer’s certificate hereunder shall be delivered on April 6, 2020 and shall cover February 2020 and March 2020), Tenant shall deliver an officer’s certificate to Landlord signed by the CEO or CFO of Capital Senior Living, Inc. confirming that, for the immediately preceding month, (i) all consideration of any kind paid or granted by or on behalf of Tenant and/or any of Tenant’s Affiliates (each, a “Tenant Party” and, collectively, the “Tenant Parties”) to Ventas Inc. and its Affiliates (collectively, “Ventas”) during such month (including, but not limited to, base or minimum rent, capital expenditures on the leased properties, real estate tax payments and/or escrows, and insurance payments and/or escrows, but excluding any security deposits surrendered to such landlord parties on account of a default under the applicable leases) did not exceed the amounts described on Schedule 7.2 under the heading “Ventas” for such month and (ii) all consideration of any kind paid or granted by or on behalf of any Tenant Parties to Healthpeak Properties and its Affiliates (collectively, “Healthpeak”) during such month (including, but not limited to, base or minimum rent, capital expenditures on the leased properties, real estate tax payments and/or escrows, and insurance payments and/or escrows, but excluding any security deposits surrendered to such landlord parties on account of a default under the applicable leases) did not exceed the amounts described on Schedule 7.2 under the heading “Healthpeak” for such month (the “Other Landlords Rent Condition”). In the event that properties leased to Tenant Parties by Ventas or Healthpeak cease to be leased to Tenant Parties, Schedule 7.2 shall be equitably adjusted to account for the resulting reduction in the Tenant Parties’ contractual obligations. Tenant hereby represents and warrants to Landlord that the Other Landlords Rent Condition was satisfied for February, 2020, and the officer’s certificate required by April 5, 2020 shall confirm satisfaction of the Other Landlords Rent Condition for both February 2020 and March 2020.

Final Release at Completion of Transition.  Provided that the Final Release Conditions have been satisfied in full (the date such conditions are satisfied, the “Final Release Date”), then, ninety-one (91) days following the Final Release Date (provided the Final Release Conditions remained satisfied for the entirety of such period), Landlord shall:

On behalf of itself, and its current and former subsidiaries, successors, assigns, Affiliates, agents, attorneys, employees, members, partners, officers and directors (all of the foregoing persons, collectively, the “Landlord Release Parties”), release Tenant and its current and former subsidiaries, successors, assigns, Affiliates, agents, attorneys, employees, members, partners, officers and directors (all of the foregoing persons, collectively, the “Tenant Release Parties”) from any and all liabilities, claims, actions, causes of action, suits, debts, accounts, damages, injuries or demands of whatever kind or nature (including, without limitation, any claims for attorneys’ fees) related to its obligations under the Master Lease, the Facilities or the operations thereof that any of them had, now have or may have, whether fixed, liquidated or contingent, whether known or unknown and whether asserted by way of claim, counterclaim, cross-claim, action for indemnity, contribution or otherwise, but expressly excluding (i) fraud and (ii) obligations under the Master Lease that expressly survive termination pursuant to the terms of the Master Lease (and the Guaranty shall continue to pertain with respect to such obligations); and

The “Final Release Conditions” shall mean

No Forbearance Default has occurred;

All of the Facilities have been fully and finally transitioned to Landlord’s Successor Operator (for purposes of this Section 8, such term shall include, in the event of any Management Election, Landlord or its designee) in accordance with the terms of this Agreement and the Master Lease, including, but not limited to, all necessary licenses and permits to operate the Facilities having been issued to such Successor Operator and any so-called “bridging arrangements” with respect to such Facilities having been terminated;

All prorations and other payments between Tenant, Landlord and/or Successor Operator of operating revenues and expenses have been fully and finally settled and paid;

None of Tenant nor any of its Affiliates are subject to a voluntary or involuntary petition under the Bankruptcy Code (11 U.S.C. §§ 101 et. seq.), receivership, foreclosure, assignment for benefit of creditors, or any similar proceeding for the restructuring of its respective financial affairs or liquidation of its respective assets under state or federal law;

No claim has been asserted against Tenant, Landlord, or in each case, any of their Affiliates, seeking to challenge or unwind any of the transactions contemplated herein; and

Tenant provides an updated release in the form contemplated by Section 11.2.

Bankruptcy.  Tenant hereby represents and warrants to Landlord that Tenant (a) intends to consensually restructure its financial affairs without filing a bankruptcy petition under Chapter 11 of the Bankruptcy Code and in the event any petition is filed under Chapter 11, Tenant will make every reasonable effort to propose a consensual plan of reorganization should such a filing become necessary, (b) is instead attempting to effect a consensual out of court restructuring with its creditors and other parties in interest including pursuant to the accommodations provided by Landlord under this Agreement, and (c) the relief allowed by this Agreement and the concessions made by Landlord to date are critical to the Tenant’s efforts to consensually restructure its financial affairs outside of Chapter 11 to the extent reasonably possible.  Landlord is entering into this Agreement in reliance on, among other things, Tenant’s representations, warranties, covenants and agreements set forth in this Section 9, and Tenant is making and entering into those representations, warranties, covenants and agreements in order to induce Landlord to enter into this Agreement.  Accordingly, in the event that Tenant files or becomes the subject of a petition under the Bankruptcy Code:

Tenant consents to relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code in connection with the exercise of the rights and remedies otherwise available to Landlord, and Tenant irrevocably waives its rights to object to such relief;
and (ii) Tenant agrees that no injunctive relief against Landlord shall be sought under Section 105 or other provision of the Bankruptcy Code, and irrevocably waives its right to file an adversary action to obtain injunctive relief against Landlord.

Tenant agrees that (i) Landlord is relying upon the timely performance by Tenant of all obligations hereunder, including, without limitation, in respect of its holdover tenancy and obligation to transition the Facilities to a Successor Operator notwithstanding the entry of an order for relief under the Bankruptcy Code; and (ii) the failure by Tenant to comply with its obligations hereunder and the provisions of the Master Lease that survive termination of the Master Lease for any reason whatsoever will result in immediate prejudice that constitutes cause for immediate relief from the automatic stay provisions of the Bankruptcy Code to Landlord; and (iii) upon the entry of an order by the Bankruptcy Court granting relief from the automatic stay pursuant to a request by Landlord, possession will be delivered to Landlord or its Successor Operator by Tenant immediately or as otherwise directed by Landlord, in its sole discretion, without the necessity of any further action by Landlord.

No provision of this Agreement shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code or applicable law to oppose any relief sought against Landlord, including, without limitation, in respect of the Master Lease or this Agreement, to require timely performance of Tenant’s obligations hereunder, including, without limitation, its obligations to comply with the provisions of the Master Lease that survive termination of the Master Lease, or to gain possession of any Facility(ies) as to which Landlord seeks possession immediately or to assert any claim against Tenant.

The release contemplated in Section 8.1 herein shall be automatically null and void immediately upon the: (i)  filing of a voluntary or involuntary bankruptcy by or against Tenant or any of its Affiliates within 90 days of the Final Release Date; or (i) the entry of any order avoiding or otherwise disallowing the this Forbearance Agreement. Further, the calculation of Rent and damages of Landlord under the Master Lease shall include any payments made by Tenant to Landlord that are subject to any action under Chapter 5 of the Bankruptcy Code, including pursuant to any state law under Section 544 of the Bankruptcy Code.

For purposes of this Section, in the event that a bankruptcy action is commenced, the term “Tenant” shall include Tenant’s successor in bankruptcy, whether a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, Tenant as debtor in possession, a custodian whose compliance with Section 543 of the Bankruptcy Code has been excused, or other responsible person.

Most Favored Nations. Tenant shall promptly, and in any event within two (2) business days of execution, provide to Landlord a true and complete copy of any agreement or instrument (or any amendment thereto) that has the effect of modifying or amending any Tenant Party’s obligations under its leases with Ventas or Healthpeak (an “Other Landlords Agreement”), together with any documents or information that may reasonably be required to determine the nature and extent of such modifications or amendments, unless complete versions of such documents are already public (including, but not limited to, exhibits). If, in Landlord’s reasonable judgement, any such Other Landlords Agreement has the effect of causing the overall rights, benefits and/or concessions granted to Ventas or Healthpeak relative to its contractual rights under its leases with the Tenant Parties as of February 1, 2020 to be, in the aggregate, more favorable to Ventas or Healthpeak, as applicable, than the rights, benefits and/or concessions granted to Landlord under this Agreement, then Landlord may require such amendments to this Agreement as may be necessary to render such rights, benefits and concessions to be reasonably equivalent to those granted to Ventas or Healthpeak, as applicable, and Tenant shall promptly execute and deliver any such amendment, and no Other Landlords Agreement shall cause a default under Section 7.2 provided that Tenant fully complies with the requirements of this Section 10.

Miscellaneous.

Representations and Warranties.  To induce Landlord to enter into this Agreement, Tenant hereby represents and warrants to Landlord as follows:

Each Tenant is a limited liability company, duly organized, validly existing and in good standing under its jurisdiction of organization; Tenant is qualified to do business in and is in good standing under the laws of the State in which the Facility operated by Tenant is located;

Tenant has the power and authority to execute, deliver and perform this Agreement and has taken all requisite action necessary to authorize the execution, delivery and performance of its obligations under this Agreement;

This Agreement constitutes the legal, valid and binding obligation of Tenant enforceable in accordance with its terms;

The execution, delivery and performance of this Agreement will not require any consent, approval, authorization, order or declaration of, or any filing or registration with, any court, any Governmental Authority or any other person other than those that have already been obtained or those that are provided for in this Agreement; and

The execution, delivery and performance of this Agreement do not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or any of the Facilities.

Tenant has read and understands this Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder.

(i) the documentation and information posted to the CSU virtual data site hosted by Lightserve or otherwise delivered to Landlord in response to Landlord’s diligence requests prior to the date hereof is true and complete in all material respects, and does not fail to include documentation or information which is known to Tenant and is relevant in response to Landlord’s diligence requests, and (ii) without limiting the generality of the foregoing, all agreements in effect with other lessors and/or with other creditors of Tenant and/or its Affiliates (including without limitation all lease and forbearance documentation and any and all side letters, waivers, or other changes to any of the foregoing) are in writing, and Tenant has delivered to Landlord true and correct copies of same.

Landlord Not Liable; Expenses.

Tenant hereby acknowledges and affirms that, as of the Effective Date, it has no claim, counterclaim, defense, concession, offset, abatement or deduction against its or his obligations under the Master Lease, as affected hereby.

Effective upon the execution of this Agreement, the Tenant Release Parties forever release, acquit and discharge the Landlord Release Parties from any and all liabilities, claims, actions, causes of action, suits, debts, accounts, damages, injuries or demands of whatever kind or nature (including, without limitation, any claims for attorneys’ fees) related to the Tenant Release Parties, the Master Lease, the Facilities or the operations thereof that any of them had, now have or may have, whether fixed, liquidated or contingent, accruing on or prior to the Effective Date, whether known or unknown and whether asserted by way of claim, counterclaim, cross-claim, action for indemnity, contribution or otherwise (collectively, the “Claims”).

In furtherance of the foregoing, the Tenant Release Parties hereby covenant and agree, for and on behalf of themselves and the other Tenant Release Parties, that they shall not, directly or indirectly, commence, maintain, prosecute or sue or cooperate in any suit against any of the Landlord Release Parties, either affirmatively or by way of cross-complaint, indemnity claim or counterclaim or in any other manner or at all on any Claim.

The Tenant Release Parties acknowledge that the release contained in this Section 11.2 (the “Release”) is intended to be effective as a bar to each and every one of the Claims.  The Tenant Release Parties expressly consent to this Release being given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to any unknown and unsuspected Claims (notwithstanding any State, Federal or other statute, rule or law that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other Claims.  The Tenant Release Parties acknowledge and agree that: (1) execution of this Release is an essential and material inducement to Landlord agreeing to execute this Agreement; (2) this Agreement is to the benefit of, among others, the Tenant Release Parties; and (3) without this Release, Landlord would not have executed and delivered this Agreement or entered into the transactions contemplated hereby.  The Tenant Release Parties further agree that, in the event any Tenant Release Party asserts a Claim against any Landlord Release Party, this Release shall serve as a complete defense to such Claim, and any Landlord Release Party may present this Release as such a defense.

All costs, expenses and fees (including, without limitation, reasonable attorneys’ fees and other professional fees) incurred by Landlord or its Affiliates in the preparation, execution, delivery, negotiation and implementation of this Agreement, or related documents, shall be paid and reimbursed by Tenant (i) on the date of execution of this Agreement and (ii) thereafter, promptly upon written demand by Landlord from time to time.

11.2.6.Unless there is then a Forbearance Default, Landlord agrees to reimburse Tenant in a fixed amount of $118,330.00 monthly for each month of February through December 2020 on account of advisory fees being incurred by Tenant in connection with its restructuring and related business matters. Such reimbursement shall be due and payable, with respect to February and March 2020 within five days after the date hereof, and thereafter on the tenth of each month, and no invoicing or back-up shall be required to be provided by Tenant in connection therewith.

Reaffirmation of Obligations, etc.  Tenant acknowledges and agrees that the obligations hereunder, including, without limitation, the provisions of the Master Lease that survive termination of the Master Lease, and all liabilities due and owing Landlord under this Agreement and such Master Lease provisions constitute the valid and binding obligations of Tenant enforceable against Tenant in accordance with their respective terms, and Tenant reaffirms its obligations and liabilities hereunder and in respect of amounts owed under the Master Lease.  Landlord’s entry into this Agreement or any of the documents referenced herein, its negotiations with any party, its conduct of any analysis or investigation of the operations of Tenant, any collateral or any document, its acceptance of any payment from Tenant or any other party of any payments made prior to or after the date hereof and its making of any credit support prior to or after the date hereof and/or any other action or failure to act on the part of Landlord shall not, except as expressly provided herein, (a) constitute a modification of any applicable document, (b) constitute a waiver of any condition, default or Event of Default under the Master Lease, (c) excuse Tenant from any of its obligations hereunder, including, without limitation, in respect of provisions that survive the termination of the Master Lease, or (d) toll the running of any time periods applicable to any rights and remedies of Landlord.  Tenant agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the applicable documents based upon any agreement or action by Landlord set forth in or contemplated by this Agreement.

Guarantor Reaffirmation. Guarantor joins this Agreement and hereby (a) consents to this Agreement and agrees to be bound by its terms and (b) reaffirms that its obligations under the Lease Guaranty to guarantee Tenant’s obligations under the Master Lease, as affected by this Amendment, remain in full force and effect.

Acknowledgement of Liens and Security Interests.  Tenant acknowledges, confirms and agrees that Landlord has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Lease Collateral and all products and proceeds thereof as specified in the Master Lease.

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Landlord, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Further Assurances.  Landlord and Tenant agree that they shall take such actions and execute, deliver and, if necessary, file such agreements, instruments and other documents as shall be reasonably requested by the other party hereto to preserve or further the parties’ rights pursuant hereto and in order to effectuate the intent and purposes of this Agreement.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

Governing Law.  This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

Successors And Assigns.  This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, devisees, successors and assigns.

Integrated Agreement; Modifications.  This Agreement, and the terms of the Master Lease that survive termination of the Master Lease, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior representations, understandings and agreements, whether written or oral, with respect to such subject matter.  Each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement.  No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

No Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  Landlord hereby expressly reserves all rights and remedies that it may have at law, in equity or under the Master Lease and the Guaranty.  Landlord has not waived, does not waive, and shall not be deemed to have waived, any such right or remedy or to have made or given any election with respect to such matters or otherwise.  Nothing contained in this letter is intended to limit, nor shall it be deemed to limit or in any way affect, any of Landlord’s rights or remedies at law, in equity or under the Master Lease with respect to any current or future failure to timely pay amounts owing under the Master Lease or any other matter.  Nothing contained herein, nor any failure by Landlord to exercise, or delay by Landlord in exercising, any of its rights or remedies at law, in equity or under the Master Lease with respect to any existing or future failure to timely pay amounts owing under the Master Lease or any other matter, shall be deemed to constitute, nor is it intended to constitute, a waiver, estoppel, release, modification, limitation, forbearance or agreement by Landlord to delay the exercise of any of Landlord’s rights or remedies at law, in equity or under the Master Lease or a waiver of any obligations of Tenant under the Master Lease.  The following shall not be construed as a waiver or release of any rights or remedies by Landlord or an indication of a course of dealing, and shall not operate as a course of dealing or to toll any cure period, notice period or other applicable period or in any manner modify or give rise to an obligation of Landlord to modify the legal relationship evidenced by the Master Lease: (a) the attendance and/or participation by Landlord or its attorneys or other representatives at any telephone communications, meetings or other discussions with respect to the Master Lease; or (b) any correspondence, statements, discussions, negotiations, meetings, drafts of documents (including, without limitation, unexecuted drafts of proposed modifications) or telephone communications among Landlord and/or its attorneys or other representatives and Tenant and/or its attorneys or other representatives with respect to any proposed transactions involving the Master Lease. The reservations and disclaimers set forth in this term sheet shall continue to apply and remain in full force and effect notwithstanding any action or inaction that Landlord may or may not take with respect to any matter described herein.

Headings and Captions.  The headings and captions of the paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Gender and Number.  As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

Counterparts; Facsimile; Construction; Lease Document.  This Agreement may be signed in any number of counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It is acknowledged that this Agreement modifies the Master Lease to the extent set forth herein, that this Agreement shall constitute a “Lease Document” for all purposes and that any Forbearance Default hereunder shall be an Event of Default under the Master Lease. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

Press Release. No press release or other dissemination for public consumption of the existence or content of this Agreement or any portion or summary thereof shall be permitted to be made by Tenant or its Affiliates without the prior approval of Landlord.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

LANDLORD:

Midwest Miracle Hills, LLC

By:
Name:
Title:

Midwest Woodbridge, LLC

By:
Name:
Title:

Midwest Ames, LLC

By:
Name:
Title:

Midwest Prestwick, LLC

By:
Name:
Title:

Midwest Village of Columbus, LLC

By:
Name:
Title:

Midwest Windermere, LLC

By:
Name:
Title:

Midwest 108th & Q, LLC

By:
Name:
Title:

Midwest Van Dorn, LLC

By:
Name:
Title:

HCRI Texas Properties, Ltd.

By:
Name:
Title:

402 South Colonial Drive, LLC

By:
Name:
Title:

311 E. Hawkins Parkway, LLC

By:
Name:
Title:

2281 Country Club Drive, LLC

By:
Name:
Title:

5902 North Street, LLC

By:
Name:
Title:

750 North Collegiate Drive, LLC

By:
Name:
Title:

1011 E. Pecan Grove Road, LLC

By:
Name:
Title:

5550 Old Jacksonville Highway, LLC

By:
Name:
Title:

1329 Brown Street, LLC

By:
Name:
Title:

1818 Martin Drive, LLC

By:
Name:
Title:

901 Florsheim Drive, LLC

By:
Name:
Title:

504 North River Road, LLC

By:
Name:
Title:

6949 Main Street, LLC

By:
Name:
Title:

41 Springfield Avenue, LLC

By:
Name:
Title:

Tenant:

Capital Midwest, LLC

By:
Name:
Title:

Capital Texas S, LLC

By:
Name:
Title:

Capital Spring Meadows, LLC

By:
Name:
Title:

Guarantor:

Capital Senior Living Properties, Inc.,
a Texas corporation

By:
Name:
Title: